Exhibit 10.1

March 29, 2016

Double Eagle Acquisition Corp.

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

Re:	Initial Public Offering

Gentlemen:

Reference is made to that certain letter agreement (the “Prior Agreement”), dated September 10, 2015, by and between Double Eagle Acquisition Corp. (the “Company”) and the undersigned director of the Company (the “Director”). This letter (this “Letter Agreement”) is being delivered to you to amend the Prior Agreement as described herein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Prior Agreement.

For good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Company and the Director hereby agree that, notwithstanding the terms and conditions of paragraph 4 of the Prior Agreement, the Director shall surrender to the Company for no consideration, for cancellation at no cost, an aggregate of 3,235 Founder Shares, resulting in the Director holding an aggregate of 25,000 Founder Shares immediately upon the effectiveness of such surrender.

Except as explicitly amended by the terms of this Letter Agreement, the terms of the Prior Agreement shall remain in effect and are unchanged by this Letter Agreement.

Sincerely,

/s/ Dennis A. Miller
Dennis A. Miller

Acknowledged and Agreed:

DOUBLE EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name:	Eli Baker
Title:	Vice President, General Counsel and Secretary